Exhibit 10.3

AMENDMENT 20
TO THE
OEM PURCHASE AGREEMENT

This Amendment No. 20 (the “Amendment”) to that certain OEM Purchase Agreement (No. CW7256 / Legacy No. PRO1526-031701), which has an effective date of December 16, 2002 and as amended (the “Agreement”), and which is by and between Hewlett-Packard Company (herein “HP”) and Brocade Communications Systems, Inc. and Brocade Communications Switzerland SARL (collectively referred to herein as “Supplier”).

RECITALS

WHEREAS, HP and Supplier have previously entered into the Agreement stated above, which at Section 9.1 set forth warranty terms for OEM Product sold by Supplier and purchased by HP pursuant to the Agreement;

WHEREAS, HP and Supplier entered into Amendment No. 3 to the Agreement, which Amendment No. 3 has an effective date of February 1, 2003, and which amended the warranty terms in Section 9.1 of the Agreement; and

WHEREAS, HP and Supplier desire to amend further the warranty terms in Section 9.1 of the Agreement as herein provided.

TERMS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HP and Supplier hereby agree as follows:

1.
The effective date (“Effective Date”) of this Amendment is the date of the last signature below. Capitalized terms used herein, unless otherwise defined, will have the meanings given in the Agreement. This Amendment is subject to the Agreement, and in the event of any conflict between a provision of the Agreement and a provision in this Amendment, then the provision of this Amendment will govern. This Amendment may be signed in original or emailed counterparts, and each counterpart will be considered an original, but all of which together will constitute one and the same instrument.

2.    HP and Supplier delete Section 9.1 language agreed to by the parties in Amendment No. 3.

3.    HP and Supplier amend Section 9.1 to add the following language in Section 9.1 of the Agreement:

“9.1 Product Warranties. Supplier represents and warrants to HP that, for a period of [***] from the date of HP Extraction for each hardware OEM Product unit and [***] for embedded Software (media replacement only), that all OEM Products under this Agreement will:

(1)	Be manufactured, processed, and assembled by Supplier or by companies under Supplier’s direction;

(2)	Conform to the then-current Specifications and other criteria referred to in this Agreement or agreed to by the parties in writing;

(3)	Be new, except as otherwise provided by the parties;

(4)	Conform strictly to the requirements of all Orders as set forth under the terms and conditions of this Agreement;

(5)	Be free from defects in design, material, and workmanship;

(6)	Be free and clear of all liens, encumbrances, restrictions, and other claims against title or ownership.”

4.	The Agreement continues in full force and effect, and except as may be expressly set forth in this Amendment, the Agreement is unchanged.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

HP/Supplier Confidential

Exhibit 10.3

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as indicated below.

BROCADE COMMUNICATIONS SYSTEMS INC.	HEWLETT-PACKARD COMPANY

/s/ Paul S. Brodie	/s/ Aron Bishop
Authorized Representative	Authorized Representative

1/30/15	2/12/15
Date	Date

Paul S. Brodie	Aron Bishop
Printed Name	Printed Name

Vice President, Corporate Accounts	Procurement Manager
Title	Title

BROCADE COMMUNICATIONS SWITZERLAND, SARL.

/s/ Pierre Mattenberger
Authorized Representative

Date
February 3rd, 2015

Printed Name
Pierre Mattenberger

Director
Title

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HP/Supplier Confidential